UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Griffin-Benefit Street Partners BDC Corp.

(Exact name of Registrant as specified in Its Charter)

Maryland	47-0995168
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Griffin Capital Plaza
1520 Grand Avenue El Segundo, CA	90245
(Address of principal executive office)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates:

333-196520

Securities to be registered pursuant to Section 12 (g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are shares of common stock, par value $0.001 per share, of Griffin-Benefit Street Partners BDC Corp. (the “Registrant”). The description of the shares of common stock contained in the section entitled “Description of Our Securities,” “Suitability Standards,” “Share Repurchase Program,” “Distribution Reinvestment Plan” and “Distributions” in the Prospectus included in the Registrant’s Registration Statement on Form N-2 (File No. 333-196520), filed with the Securities and Exchange Commission on June 4, 2014, (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

The following exhibits to this registration statement have been filed as exhibits to the Registrant’s Registration Statement on Form N-2 (File No. 333-196520) and are hereby incorporated herein by reference:

3.1	Articles of Amendment and Restatement (Incorporated by reference to Exhibit (a)(2) to Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-2 filed on December 23, 2014 (Registration No. 333-196520)).

3.2	Bylaws (Incorporated by reference to Exhibit (b) to Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-2 filed on December 23, 2014 (Registration No. 333-196520)).

4.1	Form of Distribution Reinvestment Plan (Incorporated by reference to Exhibit (e) to Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-2 filed on December 23, 2014 (Registration No. 333-196520)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 16, 2015

GRIFFIN-BENEFIT STREET PARTNERS BDC CORP.

By:	/s/ Howard S. Hirsch
Name: Howard S. Hirsch
Title: Vice President and Secretary